UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 30, 2009 (December 29, 2009)

(Date of Report (date of earliest event reported))

Jackson Hewitt Tax Service Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-32215	20-0779692
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification Number)

3 Sylvan Way Parsippany, New Jersey	07054
(Address of principal executive office)	(Zip Code)

(973) 630-1040

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As previously disclosed, (i) Jackson Hewitt Inc. (“JHI”), a subsidiary of Jackson Hewitt Tax Service Inc. (the “Company”), entered into the Second Amendment (the “Republic Program Agreement Second Amendment”) to the Program Agreement, dated September 19, 2007 (the “Republic Program Agreement”) with Republic Bank & Trust Company (“Republic”), and (ii) Jackson Hewitt Technology Services LLC (“JHTSL”), a subsidiary of the Company, entered into the Second Amendment (the “Republic Technology Services Agreement Second Amendment” and, together with the Republic Program Agreement Second Amendment, the “Republic Second Amendments”) to the Technology Services Agreement, dated September 19, 2007 (the “Republic Technology Services Agreement”) with Republic. The primary purpose of the Republic Second Amendments was to establish the terms upon which Republic would provide financial products (refund anticipation loans (“RALs”) and Assisted Refunds) to Jackson Hewitt Tax Service® customers for the 2010 tax season. Under the Republic Second Amendments, Republic agreed to be the financial product provider for approximately 25% of the Company’s overall program for financial products.

On December 29, 2009, (i) JHI entered into the Third Amendment (the “Republic Program Agreement Third Amendment”) to the Republic Program Agreement with Republic, and (ii) JHTSL entered into the Third Amendment (the “Republic Technology Services Agreement Third Amendment” and, together with the Republic Program Agreement Third Amendment, the “Republic Third Amendments”) to the Republic Technology Services Agreement with Republic. The Republic Third Amendments generally amend the terms of the Republic Second Amendments and establish that Republic will be the financial product provider for approximately 45% of the Company’s overall program for financial products (RALs and Assisted Refunds) for the next three tax seasons. The Republic Third Amendments extend the terms of the Republic Agreements to October 31, 2012, subject to early termination rights by Republic. Under the Republic Third Amendments, the fee structure for the 2010 tax season remains unchanged from the fee structure set forth in the Republic Second Amendments. The fee structure for each of the 2011 and 2012 tax seasons is also consistent with the fee structure for the 2010 tax season. The Republic Third Amendments are consistent with the Republic Second Amendments in providing Republic with the right to withhold certain monies otherwise payable by Republic to JHI or JHTSL in the event that Republic fails to attain a minimum number of financial products, Republic experiences a RAL delinquency in excess of a designated level or if Republic incurs costs in connection with JHI’s, JHTSL’s or any operator’s failure to maintain compliance with Republic’s policies and procedures. In addition, the Republic Third Amendments clarify the obligations of the Company and Republic with respect to document retention, insurance, training and marketing.

The Republic Agreements are described in the Company’s Current Report on Form 8-K filed with the SEC on September 20, 2007, the First Amendment to the Republic Program Agreement, dated December 2, 2008, and the First Amendment to the Republic Technology Services Agreement, dated December 2, 2008, are described in the Company’s Current Report on Form 8-K filed with the SEC on December 2, 2008, and the Republic Second Amendments are described in the Company’s Current Report on Form 8-K filed with the SEC on November 24, 2009, and all such descriptions are hereby incorporated by reference.

The Company will seek confidential treatment from the SEC for certain portions of the Republic Third Amendments in connection with filing such agreements as exhibits to the Company’s Quarterly Report on Form 10-Q for the period ended January 31, 2010.

ITEM 7.01	REGULATION FD DISCLOSURE

The Company is continuing to cooperate with Santa Barbara Bank & Trust (“SBBT”), a division of Pacific Capital Bank, N.A., in their efforts to prevent any interruption in the Company’s financial product program for the 2010 tax season. In addition, the Company continues to separately seek alternative arrangements for additional financial products.

No assurances can be given regarding the outcome of any efforts to ensure the Company has secured a sufficient source of RALs and Assisted Refunds for the 2010 tax season. If a sufficient source is not obtained, it would have a material adverse effect on the Company’s business, financial condition and results of operations.

The information in this Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act. Additionally, the submission of the information in this Item 7.01 of this Current Report on Form 8-K is not intended to constitute a representation that such furnishing is required by Regulation FD or that the information it contains includes material investor information that is not otherwise publicly available.

Forward-Looking Statements

This Current Report on Form 8-K contains statements, including, without limitation, those statements related to (i) sources of RALs and Assisted Refunds for the 2010 tax season and (ii) the anticipated impact of an insufficient supply of RALs and Assisted Refunds on our business, financial condition and results of operations, that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Because these forward looking statements involve risks and uncertainties, actual results may differ materially from those expressed or implied in the forward-looking statements due to a number of factors, including but not limited to: the Company’s ability to execute on its strategic plan and reverse its declining profitability, improve its distribution system or reduce its cost structure; the Company’s ability to successfully attract and retain key personnel; government initiatives that simplify tax return preparation or reduce the need for a third party tax return preparer, improve the timing and efficiency of processing tax returns or decrease the number of tax returns filed; delays in the passage of tax laws and their implementation; the success of the Company’s franchised offices; the Company’s responsibility to third parties, regulators or courts for the acts of, or failures to act by, the Company’s franchisees or their employees; government legislation and regulation of the tax return preparation industry and related financial products, including refund anticipation loans, and the failure by the Company, or the financial institutions which provide financial products to the Company’s customers, to comply with such legal and regulatory requirements; the effectiveness of the Company’s tax return preparation compliance program; increased regulation of tax return preparers; the Company’s exposure to litigation; the failure of the Company’s insurance to cover all the risks associated with its business; the Company’s ability to protect its customers’ personal and financial information; the effectiveness of the Company’s marketing and advertising programs and franchisee support of these programs; disruptions in the Company’s relationships with its franchisees; changes in the Company’s relationships with financial product providers that could reduce the revenues the Company derives from its agreements with these financial institutions as well as affect the Company’s customers’ ability to obtain financial products through its tax return preparation offices; changes in the Company’s relationship with Wal-Mart or other large retailers and shopping malls that could affect the Company’s growth and profitability; the seasonality of the Company’s business and its effect on the Company’s stock price; competition from tax return preparation service providers, volunteer organizations and the government; the Company’s reliance on technology systems and electronic communications to perform the core functions of its business; the Company’s ability to protect its intellectual property rights or defend against any third party allegations of infringement by the Company; the Company’s reliance on cash flow from subsidiaries; the Company’s compliance with credit facility covenants; the Company’s exposure to increases in prevailing market interest rates; the Company’s quarterly results not being indicative of its performance as a result of tax season being relatively short and straddling two quarters; certain provisions that may hinder, delay or prevent third party takeovers; changes in accounting policies or practices and the Company’s ability to maintain an effective system of internal controls; impairment charges related to goodwill; and the effect of market conditions, general conditions in the tax return preparation industry or general economic conditions.

Additional information concerning these and other risks that could impact the Company’s business can be found in the Company’s Annual Report on Form 10- K for the fiscal year ended April 30, 2009, and other public filings with the SEC. Copies are available from the SEC or the Company’s website. The Company assumes no obligation, and the Company expressly disclaims any obligation, to update or alter any forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACKSON HEWITT TAX SERVICE INC.

By:	/S/ DANIEL P. O’BRIEN
Daniel P. O’Brien
Executive Vice President and Chief Financial Officer

Date: December 30, 2009

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